Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 24, 2017 (November 2, 2017 as to the effects of the retrospective adoption of ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting, described in Notes 2 and 3), relating to the consolidated financial statements of Evercore Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s retrospective adoption of ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting, effective January 1, 2017), appearing in the Current Report on Form 8-K of the Company dated November 2, 2017 and our report dated February 24, 2017 on the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2016, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

November 2, 2017